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                                                                    Exhibit 23.4

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-71397 of TransDigm, Inc. of our report dated August 26, 1998 (except for
Note 9 as to which the date is April 23, 1999) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Summary Historical Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 23, 1999